                                                                Exhibit 99.2

                                REVOCABLE PROXY
                         SUBURBAN BANCORPORATION, INC.
                                CINCINNATI, OHIO
                        SPECIAL MEETING OF STOCKHOLDERS

                                  JULY 1, 1997

     The undersigned hereby appoints Directors William K. Frary, Kenneth L. Kerr and Robert A. Baron, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of Suburban Bancorporation, Inc. ("Suburban Bancorp") which the undersigned is entitled to vote at the special meeting of stockholders, to be held at the Best Western Blue Ash Hotel at the intersection of Pfeiffer Road and Interstate 71 in Cincinnati, Ohio on July 1, 1997 at 3:00 P.M., and at any and all adjournments thereof, as follows:


1. Proposal to Approve Affiliation Agreement          FOR     AGAINST    ABSTAIN

   Proposal to approve an Affiliation
   Agreement dated as of March 13, 1997
   between Fifth Third Bancorp ("Fifth
   Third") and Suburban Bancorp (the
   "Affiliation Agreement") and the
   transactions contemplated thereby.
   Pursuant to the Affiliation Agreement,
   Suburban Bancorp will merge into Fifth
   Third (the "Merger"). At the time the
   Merger becomes effective, each share
   of common stock, $0.01 par value per
   share, of Suburban Bancorp will be
   converted by virtue of the Merger into
   .24357 (the "Exchange Ratio") of a share of common stock, without par value, of Fifth Third. The Exchange Ratio is subject to adjustment, and consummation of the Merger is subject to various conditions, as set forth in the Affiliation Agreement attached as part of the accompanying Proxy Statement/Prospectus.

   The Board of Directors recommends a vote "FOR" Approval of the Affiliation Agreement and the transactions contemplated thereby.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the special meeting or at any adjournments thereof and after notification to the Secretary of Suburban Bancorp at the special meeting of the stockholder's decision to terminate this proxy, then the powers of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from Suburban Bancorp prior to the execution of this proxy of notice of the special meeting, a proxy statement/ prospectus dated May 30, 1997 and copies of Suburban Bancorp's annual report to stockholders for the year ended June 30, 1996 and Suburban Bancorp's quarterly report on Form 10-QSB for the quarter ended March 31, 1997 (Part I only).



                                             PLEASE COMPLETE, DATE, SIGN AND
                                             MAIL THIS PROXY PROMPTLY IN THE
                                             ACCOMPANYING POSTAGE PREPAID
                                             ENVELOPE.

                                             Dated:______________________, 1997

                                                             NUMBER OF SHARES

                                             __________________________________
                                             PRINT NAME OF STOCKHOLDER

                                             __________________________________
                                             SIGNATURE OF STOCKHOLDER

                                             __________________________________
                                             PRINT NAME OF STOCKHOLDER

                                             __________________________________
                                             SIGNATURE OF STOCKHOLDER

                                             Please sign exactly as your name
                                             appears on the envelope in which
                                             this card was entitled. When
                                             signing as attorney, executor,
                                             trustee or guardian, please give
                                             your full title. If shares are held
                                             jointly, each holder should sign.